Exhibit 99.1

NEWS RELEASE RARE ELEMENT RESOURCES LTD NYSE AMEX: REE TSX: RES May 7, 2012 Ref: 10 -2012

Rare Element Reports 10 Percent Increase of M & I Rare-Earth Mineral Resources

And

61 Percent Increase of Oxide and Oxide-Carbonate Inferred Mineral Resources

•

High-grade Measured and Indicated (M & I) mineral resource of 7.5 million tons at 3.79% REO at 1.5% cutoff grade

•

Additional high-grade Inferred mineral resources of 34.6 million tons at 2.83% REO at 1.5% cutoff grade

•

All of the M & I resource and 25.7 million tons at 2.86% REO of the Inferred resources are near-surface oxide and oxide-carbonate mineralization

•

Significant potential for further expansion of all deposits

Lakewood, Colorado—Rare Element Resources Ltd. (NYSE Amex: REE and TSX: RES) is pleased to announce the results of an updated NI 43-101-compliant mineral resource estimate of rare-earth elements (REE) plus yttrium contained in three deposits located in the Bull Hill area of the Bear Lodge project, Wyoming (Figure 1). The updated resource estimate of the Bull Hill deposit consists of 7.5 million tons (6.8M metric tonnes) grading 3.79% REO in Measured and Indicated categories, up from 6.8 million tons (6.2M metric tonnes) averaging 3.75% REO reported in a news release dated 4 January 2012, both using a 1.5% REO cutoff grade (Table 1 ). The total pounds of REO contained in all the high-grade deposits in all resource categories increased by 38% from 1,831 million pounds (832 million kg) to 2,525 million pounds (1,148M kg) (Table 1). The inferred oxide + oxide carbonate resource increased by about 61%, from 16.5 million tons (15.0M metric tonnes) grading 2.76% REO in the 4 January 2012 news release, to 25.7 million tons (23.3M metric tonnes) at a grade of 2.86% REO. The near-surface oxide + oxide-carbonate resources are those that are potentially amenable to open-pit mining and have favorable metallurgical characteristics. The current resource estimate is updated from that provided in the Company’s NI 43-101 technical report dated April 2012 and includes all the drill holes from Rare Element’s 2011 drilling program. The mineral resources were estimated by Ore Reserves Engineering (ORE), an independent consultant.

Randall Scott, President and CEO stated, "We are pleased with the results received to date from the exploration successes at the Bear Lodge project. It is significant to note that the increase in the resource base as announced in this press release is based on the totality of results from all the holes that were drilled in 2011 and includes those that were not yet available for our previous press releases. Additionally, we have seen an increase of 46% in the Inferred resources at the Whitetail Ridge deposit which has a higher concentration of heavy REEs (HREEs). We are anxious to begin the 2012 exploration and drilling activities to expand all deposits and compare the new results to the excellent results we received in 2011.”

The new resource estimate is derived from an REE drill hole database that includes 139 core holes completed by the Company between 2008 and 2011. The estimate focuses on the dike sets in the main Bull Hill deposit (including Bull Hill West), plus the Bull Hill Northwest and Whitetail Ridge deposit areas (Figure 1). In addition, the drilling indicates significant potential for expansion of all three deposit areas, for discovering mineralization in the undrilled areas between the deposits, and for definition of heavy REE-enriched resources in the East Taylor and Carbon targets, both of which were drilled in 2011.

The total mineral resources estimate by ORE for the three deposits at a cutoff grade of 1.5% REO is summarized in Table 1 for the different oxidation zones, including the oxide (OX), oxide-carbonate (OxCa), transitional (tran), and sulfide/unoxidized (sulf) zones.

Table 1. Estimated REE mineral resources for the Main Bull Hill, Bull Hill NW and Whitetail Ridge deposits in the oxide, oxide-carbonate, transitional and unoxidized mineralization zones for all resource categories at a 1.5% REO cutoff grade

Resource Class	ZONE		Total Main		NW Bull		Whitetail		Total		
	Oxidation	Cutoff (%)	Tons (M)	Grade (%REO)	Tons (M)	Grade (%REO)	Tons (M)	Grade (%REO)	Tons (M)	Grade (%REO)	lbs REO (M)
Measured	OX	1.5	1.1	4.08	-	-	-	-	1.1	4.08	92
	OxCa	1.5	1.0	3.81	-	-	-	-	1.0	3.81	78
	Total	1.5	2.2	3.95	-	-	-	-	2.2	3.95	170
Indicated	OX	1.5	3.0	3.75	-	-	-	-	3.0	3.75	222
	OxCa	1.5	2.4	3.68	-	-	-	-	2.4	3.68	179
	Total	1.5	5.4	3.72	-	-	-	-	5.4	3.72	400
Measured + Indicated	OX	1.5	4.1	3.84	-	-	-	-	4.1	3.84	314
	OxCa	1.5	3.4	3.72	-	-	-	-	3.4	3.72	257
	Total	1.5	7.5	3.79	-	-	-	-	7.5	3.79	571
Inferred	OX	1.5	12.7	3.06	1.3	2.57	3.1	2.71	17.1	2.96	1,012
	OxCa	1.5	6.7	2.81	0.2	2.00	1.7	2.14	8.6	2.66	459
	OX + OxCa	1.5	19.4	2.98	1.5	2.50	4.8	2.51	25.7	2.86	1,471
	TRAN	1.5	1.3	3.01	0.1	2.27	0.0	2.23	1.4	2.94	82
	SULF	1.5	6.5	2.70	0.9	2.62	0.1	2.08	7.5	2.69	401
	TRAN+SULF	1.5	7.8	2.75	1.0	2.58	0.1	2.12	8.9	2.73	483
	Total	1.5	27.2	2.91	2.5	2.53	4.9	2.50	34.6	2.83	1,954

The distribution of individual rare earth oxides for the total measured and indicated resource is given in Table 2, and Table 3 shows the distribution of individual REO for the inferred resources in the oxide and oxide-carbonate zones.

Table 2.   Detailed REE grades of individual REO for Measured and Indicated resources of oxide and oxide-carbonate zone mineralization in the Bull Hill deposit

Parameters & %REO		Oxide	Oxide + Carb	Total Oxide	Oxide	Oxide + Carb	Total Oxide	Oxide	Oxide + Carb	Total Oxide
Tons Resource	(M)	1.13	1.02	2.15	2.95	2.43	5.38	4.09	3.45	7.54
Volume Resource	(ft3)	17	15	33	45	36	81	63	51	114
Tonnage Factor	(ft3/ton)	15.3	14.9	15.1	15.3	14.9	15.1	15.3	14.9	15.1
%REO	(%)	4.08	3.81	3.95	3.75	3.68	3.72	3.84	3.72	3.79
Million lbs REO	(M)	92	78	170	222	179	400	314	257	571
%Cerium Oxide	Ce_2O_3	1.74	1.67	1.71	1.64	1.62	1.63	1.67	1.63	1.65
%Lanthanum Oxide	La_2O_3	1.20	1.04	1.12	1.06	0.99	1.03	1.10	1.01	1.06
%Neodymium Oxide	Nd_2O_3	0.69	0.69	0.69	0.65	0.67	0.66	0.66	0.68	0.67
%Praseodymium Oxide	Pr_2O_3	0.198	0.191	0.195	0.187	0.185	0.186	0.190	0.187	0.188
%Samarium Oxide	Sm_2O_3	0.108	0.106	0.107	0.098	0.104	0.101	0.101	0.105	0.103
%Gadolinium Oxide	Gd_2O_3	0.057	0.047	0.052	0.047	0.048	0.047	0.049	0.048	0.049
%Yttrium	Y_2O_3	0.041	0.027	0.035	0.028	0.027	0.028	0.032	0.027	0.030
%Europium Oxide	Eu_2O_3	0.024	0.022	0.023	0.021	0.021	0.021	0.021	0.021	0.021
%Dysprosium Oxide	Dy_2O_3	0.0144	0.0098	0.0122	0.0101	0.0096	0.0099	0.0113	0.0097	0.0105
%Terbium Oxide	Tb_2O_3	0.0047	0.0035	0.0042	0.0036	0.0035	0.0036	0.0039	0.0035	0.0037
%Erbium Oxide	Er_2O_3	0.0032	0.0022	0.0027	0.0022	0.0023	0.0022	0.0025	0.0023	0.0024
%Ytterbium Oxide	Yb_2O_3	0.0018	0.0015	0.0017	0.0013	0.0014	0.0014	0.0015	0.0014	0.0014
%Holmium Oxide	Ho_2O_3	0.00163	0.00109	0.00138	0.00109	0.00108	0.00109	0.00124	0.00108	0.00117
%Lutetium Oxide	Lu_2O_3	0.00023	0.00019	0.00021	0.00017	0.00019	0.00018	0.00019	0.00019	0.00019
%Thulium Oxide	Tm_2O_3	0.00028	0.00020	0.00024	0.00019	0.00020	0.00020	0.00022	0.00020	0.00021
Total Light		3.935	3.701	3.825	3.638	3.571	3.608	3.720	3.610	3.670
Total Heavy		0.148	0.114	0.132	0.114	0.114	0.114	0.124	0.114	0.119
Fraction Heavy		0.036	0.030	0.033	0.030	0.031	0.031	0.032	0.031	0.031

Table 3. Detailed REE grades of individual REO for Inferred resources from all mineralized zones in the Bull Hill deposit

The distribution of individual REOs for the inferred resource at the Whitetail Ridge deposit is given in Table 4. Note the significant enrichment in HREE in the Whitetail Ridge deposit, relative to the Bull Hill deposit.

Table 4. Detailed REE grades of individual REO for Inferred resources from the Whitetail Ridge deposit

Whitetail Inferred Resource

Parameters & %REO		Oxide	Oxide + Carb	Ox+OxCa
Tons Resource	(M)	3.074	1.718	4.792
Volume Resource		46.5	25.0	72
Tonnage Factor	(ft3/ton)	15.1	14.6	14.9
%REO		2.71	2.14	2.51
Million lbs REO		167	74	240
%Cerium Oxide	Ce_2O_3	1.11	0.90	1.03
%Lanthanum Oxide	La_2O_3	0.71	0.53	0.64
%Neodymium Oxide	Nd_2O_3	0.48	0.39	0.45
%Praseodymium Oxide	Pr_2O_3	0.131	0.103	0.121
%Samarium Oxide	Sm_2O_3	0.089	0.069	0.082
%Gadolinium Oxide	Gd_2O_3	0.060	0.049	0.056
%Yttrium	Y_2O_3	0.069	0.058	0.065
%Europium Oxide	Eu_2O_3	0.024	0.018	0.022
%Dysprosium Oxide	Dy_2O_3	0.0233	0.0194	0.0219
%Terbium Oxide	Tb_2O_3	0.0065	0.0052	0.0061
%Erbium Oxide	Er_2O_3	0.0044	0.0038	0.0042
%Ytterbium Oxide	Yb_2O_3	0.0020	0.0017	0.0019
%Holmium Oxide	Ho_2O_3	0.00269	0.00228	0.00255
%Lutetium Oxide	Lu_2O_3	0.00025	0.00022	0.00024
%Thulium Oxide	Tm_2O_3	0.00041	0.00036	0.00039
Total Light		2.520	1.984	2.328
Total Heavy		0.193	0.158	0.181
Fraction Heavy		0.071	0.074	0.072

1.

REO (rare-earth oxides) include Ce2O3, La2O3, Nd2O3, Pr2O3, Sm2O3, Gd2O3,, Y2O3,, Eu2O3,, Dy2O3 , Tb2O3,, Er2O3 and other minor oxides listed in general order of decreasing abundance in the deposits (Tables 2, 3, and 4).

2.

The resources estimates are classified as Measured, Indicated, and Inferred Mineral Resources as defined by CIM and referenced in NI 43-101.

3.

ORE considers a range of 1.0 to 2.5 per cent REO cut-off grade to be reasonable in estimation of potentially economic resources. A cutoff grade of 1.5% REO is selected as the base case. Low-grade material above 0.5% cut-off grade is undergoing metallurgical testing to determine if a simple low-cost process can result in its being upgraded.

4.

A detailed program of core sampling and bulk density measurement was conducted successfully during the 2010-11 drilling programs, especially for oxide mineralization to ensure the most accurate data.

5.

For purposes of this resource estimate, light rare earths (LREE) are defined as Ce2O3, La2O3, Nd2O3, Pr2O3, and Sm2O3l, and heavy rare earths (HREE) are defined as Gd2O3,, Y2O3,, Eu2O3,, Dy2O3 , Tb2O3,, Er2O3, and other minor oxides listed in general order of decreasing abundance in Tables 2, 3, and 4.

Resources were estimated using inverse distance weighting with grade zones to differentiate between high-grade and stockwork mineralization.  High-grade mineralization was defined as a minimum 30 feet (6.1m) true width above 1.5% for the main southwest area. Slightly different cutoff grades and minimum widths were used in other areas.  Drill holes were composited to nominal 10-foot (3.1m) true-width intervals for estimation. Grades were not capped, but oxide and oxide-carbonate grades were adjusted downward for estimation of the transition and sulfide zones to compensate for the significant increase in grade in the oxidized zones. Grades were estimated using trend surfaces to interpolate parallel to the carbonatite/FMR dike orientation. The resource model blocks are 10 X 10 X 10-foot cubes. Based on 4-year average REO prices, the cutoff grade of 1.5% REO was selected near the high-point of a range of likely cost scenarios. As additional data are gathered, work will continue on the resource estimates with further evaluation and refinement.

Geology and Mineralization

The Bull Hill deposit contains the bulk of the current resources. The deposit comprises a steeply-dipping FMR-carbonatite dike swarm with dominant northwesterly and subordinate northerly trends. Carbonatite dikes at depth are interpreted to transition toward the surface into either oxide-carbonate bodies or FMR (FeOx-MnOx-REE) bodies, which range in size from sub-millimeter veinlets to large dikes more than 100 feet (30 m) in width. The Bull Hill Northwest (NW) deposit shares many characteristics with the Bull Hill deposit. Northerly-striking mineralized bodies predominate at Bull Hill NW.  The dikes are part of an FMR/carbonatite dike system that appears to be separate from the Bull Hill dike system.

The Whitetail Ridge deposit is more enriched in heavy rare earths (HREEs) and is distinguished by a zone of FMR stockwork, some dikes, and a coincident geophysical anomaly. The size of the geophysical anomaly (approximately 1,400 by 2,000 feet elongate northeasterly) provides an indication that the REE target may be larger than others in the district. Expansion of the Whitetail Ridge resource is a key objective of the Company’s 2012 drilling program. Anther objective of the 2012 drilling program will be the development of NI 43-101-compliant resources for the HREE-enriched mineralization at the Carbon and East Taylor target areas.

The major dike sets in all of the resource areas are accompanied by peripheral zones of lower-grade stockwork REE mineralization. The term "stockwork" refers to a rock cut by a network of small veins or dikes that contain the mineralization. REE grades in the stockwork zones range between about 0.5% to 2% REO. The Company is continuing its investigation of low-cost physical processing methods to upgrade the contained REE mineralization in the stockwork for eventual inclusion with the resources.

Cutoff Grade & Metallurgy

The resource size is sensitive to an assumed cut-off grade, which is sensitive to metallurgical operating costs. The Company is advancing its rare-earth metallurgical studies at: 1) Mountain States Research & Development International (MSRDI), Vail, Arizona, under the direction of Dr. Roshan Bhappu, P.E., 2) Nagrom, Perth, Australia, under the direction of Tony Wilkinson, and  3) Hazen Research, Golden, Colorado.  The objective for each of these testing laboratories is the development and optimization of an effective and cost-efficient metallurgical flowsheet. The metallurgical testing program will continue in 2012 on mineralized bulk core samples and surface bulk samples collected during 2011. Metallurgy of the FMR oxide zone is well established and was reported previously. Metallurgical testing of the oxide-carbonate zone resource is in progress.

Mineral Resources are not Reserves

Mineral resources that are not mineral reserves do not have demonstrated economic viability.  Mineral resource estimates do not account for minability, selectivity, mining loss, and dilution.  These mineral resource estimates are in the measured, indicated, and inferred mineral resource categories. Inferred mineral resources are normally considered too speculative geologically for the application of economic considerations that would enable them to be categorized as mineral reserves. There is also no certainty that these inferred mineral resources will be converted to measured and indicated mineral resource categories through further drilling, or into mineral reserves once economic considerations are applied.

Rare Element announced positive economic results from its Pre-Feasibility Study (PFS) on 1 March 2012, and a revised news release on 12 April 2012. The PFS established a Proven plus Probable mineral reserve for the Bull Hill deposit that contains 7.914 million tons (7.2M metric tonnes) at a grade of 3.12% REO and at a cutoff grade of 1.1% REO.

Quality Assurance

The mineral resource estimate was completed by Mr. Alan C. Noble, P.E., principal engineer of Ore Reserves Engineering (ORE), and is based on geological interpretations supplied by the Company to ORE and subsequently modified by ORE. Mr. Noble is an independent qualified person for the purposes of National Instrument 43-101 standards of disclosure for mineral projects of the Canadian Securities Administrators and Mr. Noble has verified the data disclosed in this release.

The Rare Element Resources’ field programs were carried out under the supervision of Dr. James G. Clark, Vice President of Exploration, John Ray, and Dr. Ellen Leavitt, who is a qualified person for the purposes of National Instrument 43-101 standards of disclosure for mineral projects of the Canadian Securities Administrators. A detailed QA/QC program was implemented for the 2007 through 2011 drill programs. The QA/QC program was organized by Dr. Jeffrey Jaacks. Dr. Jaacks and Dr. Clark have verified the sampling procedures and QA/QC data delivered to ORE. They share the opinion that the data are of good quality and suitable for use in the resource estimate.

A full table of significant drill results from the Company's 2004-2011 exploration programs, along with maps and sections detailing the location of the drill holes, are available at: http://www.rareelementresources.com

Markets for Rare Earths

REEs are key components of the green energy technologies and other high-technology applications. Some of the major applications include hybrid automobiles, plug-in electric automobiles, advanced wind turbines, computer hard drives, compact fluorescent light bulbs, metal alloys in steel, additives in ceramics and glass, petroleum cracking catalysts, and many others. China currently produces more than 96% of the 124,000 tonnes of rare-

earths consumed worldwide annually, and China has been reducing its exports of rare earths each year. The rare-earth market is projected to grow rapidly as these green technologies are implemented on a broad scale. Rare earths are critical and enabling metals for the green technologies.

Rare Element Resources Ltd. (NYSE Amex: REE and TSX: RES) is a publicly traded mineral resource company focused on exploration and development of rare-earth elements and gold. In addition to the REE exploration and evaluation efforts, the Company is exploring for gold on the Sundance project, which is located on the same property in Wyoming.

ON BEHALF OF THE BOARD

Anne Hite, Director of Investor Relations

For information, refer to the Company’s website at www.rareelementresources.com or contact Anne Hite, 720-278-2466

Donald E. Ranta, PhD, PGeo, serves the Board of Directors of the Company as an internal, technically Qualified Person. Technical information in this news release has been reviewed by Dr. Ranta, in addition to the others mentioned above, and has been prepared in accordance with Canadian regulatory requirements that are set out in National Instrument 43-101. This news release was prepared by Company management, which takes full responsibility for content. Neither the TSX nor its Regulation Services Provider (as that term is defined in the policies of the TSX) accepts responsibility for the adequacy or accuracy of this release.

Forward Looking Statements

Except for statements of historical fact, certain information contained herein constitutes forward-looking statements. Forward looking statements are usually identified by our use of certain terminology, including “will”, “believes”, “may”, “expects”, “should”, “seeks”, “anticipates”, “has potential to”, or “intends’ or by discussions of strategy or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results or achievements to be materially different from any future results or achievements expressed or implied by such forward-looking statements. Forward-looking statements are statements that are not historical facts, and include but are not limited to, estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to the effectiveness of the Company’s business model; future operations, products and services; the impact of regulatory initiatives on the Company’s operations; the size of and opportunities related to the market for the Company’s products; general industry and macroeconomic growth rates; expectations related to possible joint and/or strategic ventures and statements regarding future performance.

Forward-looking statements used in this discussion are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond the control of the Company. If risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Forward-looking statements in this document are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, users of the information included herein, including investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Figure 1    Location Map of the Bull Hill, Bull Hill Northwest, and Whitetail Ridge areas.

GEOLOGIC MAP
Greater Bull Hill Area
GEOL_MNZN_MNOX_VEINS
SUN_GEOL_SIM_DIATREME
SUN_GEOL_SIM_BRECCIA
SUN_GEOL_SIM_SYENITE
SUN_GEOL_SIM_PHONOLITE
SUN_GEOL_SIM_TRACHYTE
SUN_GEOL_SIM_DEADWOOD
Carbon REE
SUN-079
Whitetail Ridge
RES10-20/21
Bull Hill NW
Bull Hill
SUN-023
SUN-009
SUN-090
East Taylor
Bull Hill West
543000
543500
544000
544500
4927000
4926500
4926000
0
125
250
500
750
1,000
Meters
Feet
415
830
1,660
2,490
3,320
UTM NAD 27 ZONE 13N